Exhibit 4.2

LAZARD LLC

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 10, 2005

to the

INDENTURE

Dated as of May 10, 2005

between

LAZARD LLC

and

THE BANK OF NEW YORK,

as Trustee

Table of Contents

		Page
ARTICLE I

Definitions

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01.	Title and Aggregate Principal Amount	5
SECTION 2.02.	Execution	5
SECTION 2.03.	Other Terms and Form of the 7.125% Senior Notes	5
SECTION 2.04.	Further Issues	5
SECTION 2.05.	Interest and Principal	5
SECTION 2.06.	Place of Payment	6
SECTION 2.07.	Global Notes	6
SECTION 2.08.	Euroclear and Clearstream Procedures Applicable	7
SECTION 2.09.	Depositary; Registrar	7
SECTION 2.10.	Optional Redemption	7
SECTION 2.11.	Redemption at the Option of Holder; Sinking Fund	8

ARTICLE III

Covenants

SECTION 3.01.	Rule 144A Information; SEC Reports	8

ARTICLE IV

Transfer and Exchange

SECTION 4.01.	Transfers of Restricted Global Notes and IAI Global Notes	9
SECTION 4.02.	Transfers of Regulation S Global Notes	9
SECTION 4.03.	Exchanges of Global Note for Non Global Note	10
SECTION 4.04.	Interests in Regulation S Global Note to be Held Through Euroclear or Clearstream	10
SECTION 4.05.	Legends	11
SECTION 4.06.	Cancellation and/or Adjustment of Global Notes	13

ARTICLE V

Defeasance

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SECTION 5.01.	Defeasance and Covenant Defeasance	14

ARTICLE VI

Miscellaneous

SECTION 6.01.	Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture	14
SECTION 6.02.	Concerning the Trustee	14
SECTION 6.03.	Counterparts	14
SECTION 6.04.	GOVERNING LAW	14

Exhibit A	Form of Note

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FIRST SUPPLEMENTAL INDENTURE, dated as of May 10, 2005 (this “First Supplemental Indenture”), to the Indenture, dated as of May 10, 2005 (the “Original Indenture”), between LAZARD LLC, a Delaware limited liability company (the “Company”), and THE BANK OF NEW YORK, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series;

WHEREAS, Sections 2.02 and 9.01 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series permitted by Sections 2.01 and 9.01 of the Original Indenture;

WHEREAS, the Company (i) desires the issuance of a Series of Securities to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Securities of such Series;

WHEREAS, the Company has duly authorized the creation of (1) an issue of its 7.125% Senior Notes Due 2015 (the “Original 7.125% Senior Notes”), (2) pursuant to the Exchange Offer (as herein defined), its 7.125% Senior Notes Due 2015 to be issued in exchange for the Original 7.125% Senior Notes (the “Exchange Notes”) and (3) its 7.125% Senior Notes Due 2015 to be issued in a private exchange for the Original 7.125% Senior Notes (the “Private Exchange Notes” and collectively with the Original 7.125% Senior Notes and the Exchange Notes, the “7.125% Senior Notes,” which expression includes any further notes issued pursuant to Section 2.04 hereof and forming a single series therewith) of substantially the tenor and amount hereinafter set forth. The Original 7.125% Senior Notes, the Exchange Notes and the Private Exchange Notes shall rank pari passu; and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the 7.125% Senior Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of, the 7.125% Senior Notes, and in consideration of the acceptance of the 7.125% Senior Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Closing Date” means the day on which the Closing Date for the Original 7.125% Senior Notes occurs pursuant to the Purchase Agreement.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Trustee as having a maturity comparable to the remaining term of the 7.125% Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 7.125% Senior Notes.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Definitive Note” means a 7.125% Senior Note in definitive registered form without coupons.

“DTC Legend” means the legend set forth in Section 4.05(c), which is required to be placed on all Global Notes, for which DTC is acting as the Depositary.

“Exchange Notes” means the 7.125% Senior Notes issued pursuant to the Exchange Offer.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

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“Global Note Legend” means the legend set forth in Section 4.05(b), which is required to be place on all Global Notes.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes, the IAI Global Notes, the Regulation S Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.15 of the Original Indenture and Section 2.07 hereof.

“Initial Purchasers” has the meaning set forth in the Purchase Agreement.

“Institutional Accredited Investor” means an institution that is an “accredited advisor” as that term is defined in Rule 50l(a)(1), (2), (3) or (7) under the Securities Act.

“Lead Managers” means Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

“Original 7.125% Senior Notes” means all 7.125% Senior Notes, other than Exchange Notes and the Private Exchange Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream) as indirect participants.

“Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to issue and deliver to the Initial Purchasers, in exchange for the Original 7.125% Senior Notes held by such Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means the 7.125% Senior Notes issued in connection with a Private Exchange pursuant to the Registration Rights Agreement.

“Private Placement Legend” means the legend set forth in Section 4.05(a) hereof.

“Purchase Agreement” means the Purchase Agreement, dated as of May 4, 2005, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BNY Capital Markets, Inc., Goldman, Sachs & Co. and Lazard Frères & Co. LLC, as the initial purchasers, as such agreement may be amended, modified or supplemented from time to time.

“QIB” means any “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each

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case as a percentage of its principal amount) quoted in writing to the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealers” means (a) Citigroup Global Markets Inc., (b) J.P. Morgan Securities Inc. and (c) one or more of BNY Capital Markets, Inc., Goldman, Sachs & Co. and Lazard Fréres & Co. LLC that the Company appoints to act as a Reference Treasury Dealer from time to time, in each case and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company shall substitute another primary dealer of U.S. government securities.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 10, 2005, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Original 7.125% Senior Notes or Private Exchange Notes pursuant to the Registration Rights Agreement.

“Treasury Rate” means, with respect to any Redemption Date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the date fixed as a Redemption Date.

Other Definitions

Term	Defined in Section
“7.125% Senior Notes”	2.01
“DTC”	2.09

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Term	Defined in Section
“IAI Global Note”	2.07
“Interest Payment Date”	2.05
“Record Date”	2.05
“Redemption Price”	2.10
“Regulation S Global Note”	2.07
“Resale Restriction Termination Date”	4.01
“Restricted Global Note”	2.07
“Restricted Notes”	2.07
“Unrestricted Global Notes”	2.07
“Unrestricted Notes”	2.07

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01. Title and Aggregate Principal Amount. There is hereby created one Series of Securities designated: 7.125% Senior Notes Due 2015 (the “7.125% Senior Notes”).

SECTION 2.02. Execution. The 7.125% Senior Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03. Other Terms and Form of the 7.125% Senior Notes. The 7.125% Senior Notes shall have and be subject to such other terms as provided in the Original Indenture and this First Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.07 hereof.

SECTION 2.04. Further Issues. The Company may from time to time, without the consent of the Holders of the 7.125% Senior Notes and in accordance with the Original Indenture and this First Supplemental Indenture, create and issue further notes having the same terms and conditions as the 7.125% Senior Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the 7.125% Senior Notes.

SECTION 2.05. Interest and Principal. The 7.125% Senior Notes will mature on May 15, 2015 and will bear interest at the rate of 7.125% per annum. The Company will pay interest on the 7.125% Senior Notes on each May 15 and November 15 (each an “Interest Payment Date”), beginning on November 15, 2005, to the holders of record on the immediately preceding May 1 or November 1 (each a “Record Date”), respectively. Interest on the 7.125% Senior Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the 7.125% Senior Notes shall be made in Dollars, and the 7.125% Senior Notes shall be denominated in Dollars.

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SECTION 2.06. Place of Payment. The place of payment where the 7.125% Senior Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the 7.125% Senior Notes issued in the form of Definitive Notes are payable, where the 7.125% Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the 7.125% Senior Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee. All payments on 7.125% Senior Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Company, payment of interest on the 7.125% Senior Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.07. Global Notes.

(a) Regulation S and Unrestricted Global Notes. Original 7.125% Senior Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 4.05, except as otherwise permitted herein. Such Global Notes shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture, for credit to the respective accounts at the Depositary of the depositories for Euroclear or for Clearstream. Until such time as the Restricted Period (as defined below) shall have terminated, such Global Notes shall be referred to herein collectively as the “Regulation S Global Note.” After such time as the Restricted Period shall have terminated, such Global Notes shall be referred to herein collectively as the “Unrestricted Global Notes.” The aggregate principal amount of the Regulation S Global Note or the Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of the Restricted Global Note or the IAI Global Note, as provided herein. As used herein, the term “Restricted Period” means the period of 40 consecutive days beginning on and including the first day after the later of (i) the day that the Lead Managers advise the Company and the Trustee is the day on which the 7.125% Senior Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date. The Regulation S Global Note, the Unrestricted Global Note and all other 7.125% Senior Notes that are not Restricted Notes or IAI Global Notes shall collectively be referred to herein as the “Unrestricted Notes.”

(b) Restricted Notes. Original 7.125% Senior Notes offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Notes (collectively, the “Restricted Global Note”) in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 4.05, except as otherwise permitted herein. Such Restricted Global Note shall

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be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note or the Unrestricted Global Note or the IAI Global Note, as provided herein. The Restricted Global Note and all other 7.125% Senior Notes evidencing the debt, or any portion of the debt, initially evidenced by such Note, other than (x) 7.125% Senior Notes transferred or exchanged upon certification as provided in Sections 4.01 or 4.02, (y) Exchange Notes and (z) 7.125% Senior Notes no longer required to bear the Private Placement Legend as provided in Section 4.05, shall collectively be referred to herein as the “Restricted Notes.”

(c) IAI Global Notes. Original 7.125% Senior Notes transferred to an Institutional Accredited Investor following the initial distribution of the Original 7.125% Senior Notes shall be issued in the form of one or more Global Notes (collectively, the “IAI Global Note”) in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 3.05, except as otherwise permitted herein. Such IAI Global Note shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of the IAI Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of the Restricted Global Note or the Regulation S Global Note or Unrestricted Global Note, as provided herein.

SECTION 2.08. Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System,” the “General Terms and Conditions of Clearstream Banking” and the “Customer Handbook” of Clearstream, in each case, as in effect from time to time, shall be applicable to transfers of beneficial interests in Global Notes sold in reliance on Regulation S and that are held by Participants through Euroclear or Clearstream.

SECTION 2.09. Depositary; Registrar. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the paying agent and designates the Trustee’s New York office as the office or agency referred to in Section 2.05(b) of the Original Indenture.

SECTION 2.10. Optional Redemption. The Company at its option may, at any time, redeem the 7.125% Senior Notes, in whole or in part, upon payment of a redemption price equal to (A) the greater of (i) 100% of the principal amount of the 7.125% Senior Notes to be redeemed on the Redemption Date; or (ii) the sum of the

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present values of the remaining scheduled payments of principal and interest on the 7.125% Senior Notes being redeemed on that Redemption Date (not including any portion of any payment of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, plus 50 basis points, as determined by the Reference Treasury Dealer, plus (B) in each case, accrued and unpaid interest on the 7.125% Senior Notes to the Redemption Date (the “Redemption Price”‘). Notwithstanding the foregoing, installments of interest on 7.125% Senior Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date. The Redemption Price shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The actual Redemption Price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.

SECTION 2.11. Redemption at the Option of Holder; Sinking Fund. The 7.125% Senior Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The 7.125% Senior Notes will not have the benefit of any sinking fund.

ARTICLE III

Covenants

SECTION 3.01. Rule 144A Information: SEC Reports. The Company will furnish to Holders of the 7.125% Senior Notes and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the 7.125% Senior Notes are not freely transferable under the Securities Act.

The Company will not be obligated to (i) file the information, documents and reports specified in Section 4.02 of the Original Indenture with the SEC if the SEC does not permit such filings or (ii) prior to the earlier of (a) 105 days after the date of the issuance of the 7.125% Senior Notes under this Supplemental Indenture and (b) the consummation of the exchange offer described in the registration rights agreement dated as of May 10, 2005, between the Company and the initial purchasers named therein, file with the SEC and provide the Trustee and Holders of the 7.125% Senior Notes with the information, documents and reports specified in Section 4.02 of the Original Indenture if Lazard Ltd files with the SEC and provides the Trustee and Holders of the 7.125% Senior Notes with such information, documents and reports at the times specified for the filing of such information, documents and reports under such Sections.

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ARTICLE IV

Transfer and Exchange

SECTION 4.01. Transfers of Restricted Global Notes and IAI Global Notes. Notwithstanding anything to the contrary herein, the following provisions shall apply with respect to any proposed transfer of Restricted Global Notes or IAI Global Notes prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Global Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(A) a transfer of a Restricted Global Note or IAI Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of an assignment on the reverse of the certificate, that it is purchasing the 7.125% Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(B) a transfer of a Restricted Global Note or an IAI Global Note or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Annex 1 to Exhibit A from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(C) a transfer of a Restricted Global Note or an IAI Global Note or a beneficial interest therein to a non-United States Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Annex 2 to Exhibit A from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

SECTION 4.02. Transfers of Regulation S Global Notes. Notwithstanding anything to the contrary, the following provisions shall apply with respect to any proposed transfer of a Regulation S Global Note prior to the expiration of the Restricted Period:

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(A) a transfer of a Regulation S Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the 7.125% Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(B) a transfer of a Regulation S Global Note or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Annex 1 to Exhibit A from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(C) a transfer of a Regulation S Global Note or a beneficial interest therein to a non-United States Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Annex 2 to Exhibit A hereof from the proposed transferor and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in a Regulation S Security may be transferred without requiring certification set forth in Annex 1 to Exhibit A, Annex 2 to Exhibit A or any additional certification.

SECTION 4.03. Exchanges of Global Note for Non Global Note. In the event that a Global Note or any portion thereof is exchanged for 7.125% Senior Notes other than Global Notes pursuant to Section 2.11 of the Original Indenture, such other Notes may in turn be exchanged (on transfer or otherwise) for 7.125% Senior Notes that are not Global Notes or for beneficial interests in a Global Note (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of Sections 4.01, 4.02 and 4.04 of this First Supplemental Indenture (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Global Note comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

SECTION 4.04. Interests in Regulation S Global Note to be Held Through Euroclear or Clearstream. Until the termination of the Restricted Period, interests in the Regulation S Global Note may be held only through DTC Participants acting for and on

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behalf of Euroclear and Clearstream, provided that this Section 4.04 shall not prohibit any transfer in accordance with Section 4.02 hereof.

SECTION 4.05. Legends. The following legends shall, as indicated below, appear on the face of 7.125% Senior Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(a) Private Placement Legend.

(1) Except as permitted by subparagraph (2) below, each Restricted Note, IAI Global Note and Regulation S Global Note (and all 7.125% Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF NOTES

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FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE, IF THEN APPLICABLE; AND (C) WITH RESPECT TO ANY TRANSFER OF NOTES PURSUANT TO CLAUSES (A)(3), (A)(4) or (A)(5), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE AN OPINION OF COUNSEL, CERTIFICATES AND OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(2) Exchange Notes shall not bear the Private Placement Legend. The Private Placement Legend required for the Regulation S Global Note may be removed when such Note becomes an Unrestricted Global Note as provided in Section 2.07. The Private Placement Legend required for a Restricted Note and an IAI Global Note may be removed from a 7.125% Senior Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such 7.125% Senior Note will not violate the registration requirements of the Securities Act. In addition, after a transfer of any Original 7.125% Senior Notes or Private Exchange Notes, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Original 7.125% Senior Notes or Private Exchange Notes, all requirements pertaining to the Private Placement Legend on such Original 7.125% Senior Note or Private Exchange Note will cease to apply. Upon provision of such satisfactory evidence or upon such transfer pursuant to a Shelf Registration Statement, the Trustee, at the direction of the Company, shall authenticate and deliver in exchange for such 7.125% Senior Note another 7.125% Senior Note or 7.125% Senior Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Restricted Note has been removed from a 7.125% Senior Note as provided above, it shall not be a Restricted Note and no other 7.125% Senior Note issued in exchange for all or any part of such 7.125% Senior Notes shall bear such legend, unless the Company has reasonable cause to believe that such other 7.125% Senior Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

(3) Exchange Notes shall not contain language regarding additional interest in certain cases of noncompliance with the Registration Rights Agreement.

(b) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH

12

NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(c) PTC Legend. Each Global Note for which DTC is acting as the Depositary shall bear a legend in the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 4.06. Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly

13

and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

ARTICLE V

Defeasance

SECTION 5.01. Defeasance and Covenant Defeasance. Article Eight of the Original Indenture shall be applicable to the 7.125% Senior Notes.

ARTICLE VI

Miscellaneous

SECTION 6.01. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02. Concerning the Trustee. The recitals contained herein and in the 7.125% Senior Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the 7.125% Senior Notes.

SECTION 6.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 6.04. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

14

IN WITNESS WHEREOF, the parties have caused this First Supplemental indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

LAZARD LLC,

by	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Authorized Person

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

THE BANK OF NEW YORK,
as Trustee,

By:	/s/ Julie Salovitch-Miller
Name:	Julie Salovitch-Miller
Title:	Vice President

EXHIBIT A

[Face of Note]

LAZARD LLC

7.125% Senior Notes Due 2015

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE

SECURITIES ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF NOTES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE, IF THEN APPLICABLE; AND (C) WITH RESPECT TO ANY TRANSFER OF NOTES PURSUANT TO CLAUSES (A)(3), (A)(4) or (A)(5), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE AN OPINION OF COUNSEL, CERTIFICATES AND OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP: [52107Q AA 3]1[U51391 AA 5]2

ISIN: [US52107QAA31]3[USU51391 AA50]4

7.125% Senior Notes Due 2015

No.	$550,000,000

LAZARD LLC

promises to pay to [CEDE & CO.]5 or registered assigns, the principal sum [of [        ] Dollars ($[    ])]6 [as such amount may be adjusted as set forth on the Schedule of Exchanges, Redemptions, Repurchases, Cancellations and Transfers annexed hereto]5 on May 10,2015.

Interest Payment Dates: May 15 and November 15, commencing on November 15, 2005.

Records Dates: May 1 and November 1.

[1]	Insert for Rule 144A Global Note.

[2]	Insert for Reg. S Global Note.

[3]	Insert for Rule 144A Global Note.

[4]	Insert for Reg. S Global Note.

[5]	Insert for Global Securities.

[6]	Insert for Definitive Securities.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LAZARD LLC,

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK,

by
Authorized Signatory

[Reverse of Note]

LAZARD LLC

7.125% Senior Notes Due 2015

1. Indenture

This Security is one of a duly authorized issue of Securities of the Company, designated as its 7.125% Senior Notes Due 2015 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Supplemental Indenture (as hereinafter defined) and forming a single series therewith), issued and to be issued under an indenture, dated as of May 10, 2005 (herein called the “Original Indenture”), as supplemented by a supplemental indenture, dated as of May 10, 2005 (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between LAZARD LLC, a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) and THE BANK OF NEW YORK, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto relevant to the Notes reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens and to dispose of shares of Capital Stock of Designated Subsidiaries. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2. Interest

(a) The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on Ma 15 and November 15 of each year, commencing November 15, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 10, 2005. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) Additional Interest. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 10, 2005, between the Company and the initial purchasers named therein (the “Registration Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Securities and Commission on or prior to the 105th day following the date of the original issuance of the Notes, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th day following the date of the original issuance of the Notes, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 180th day following the date of the original issuance of the Notes, or (iv) after the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Notes at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a “Registration Default”), interest (the “Additional Interest”) shall accrue (in addition to stated interest on the Notes) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Notes; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 76th day after the first such Registration Default (and each successive 76th day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Additional Interest accrue at a rate in excess of 0.50% per annum. The Additional Interest will be payable in cash semiannually in arrears each May 15 and November 15.

3. Paying Agent, Registrar and Service Agent

Initially, THE BANK OF NEW YORK, a New York corporation (the “Trustee”), will act as paying agent, registrar and service agent. The Company may appoint and change any paying agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as paying agent, registrar, co-registrar or service agent.

4. Defaults and Remedies; Waiver

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, subject to certain limitations, may declare all the Notes due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding Notes will become and be immediately due and payable without any declaration or other act by the Trustee or any Holder of outstanding Notes.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnification. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.

At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07 of the Original Indenture and (ii) any and all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal on Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04 of the Original Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal amount of premium, if any, and accrued and unpaid interest on a Note. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

5. Amendment

In addition to any supplemental indenture otherwise authorized by the Indenture, the Company and the Trustee may from time to time and at any time enter into supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of any Holder of Notes, for one or more of the following purposes: (i) to evidence the succession of another person to the Company and the assumption by such successor of the Company’s covenants, agreements and obligations; (ii) to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under the Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default; (iii) to cure any ambiguity or correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any Holders of Notes; (v) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture thereto under the Trust Indenture Act as then in effect; (vi) to add or to change any of the provisions of the Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons in any material respect or permit or facilitate the issuance of Notes in uncertificated form; (vii) to secure the Notes; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to add to, change, or eliminate any of the provisions of the Indenture with respect to the Notes, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (A) neither apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note outstanding; (x) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee.

With the written consent (as evidenced as provided in Section 9.02 of the Original Indenture) of the Holders of at least a majority in principal amount of the Notes at the time outstanding affected by such amendment (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and the Trustee, may amend the Indenture without notice to any Holder; provided that no such amendment shall, without the consent of the Holders of each Note then outstanding and affected thereby, (i) reduce the principal amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or add redemption provisions to any Note; (v) make any Note payable in money other than that stated in the Note; or (vi) make any change in the Sections of the Indenture relating to waivers of past defaults and the rights of Holders to receive payments, or in the foregoing amendment and waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Any consent to an amendment or a waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. Any Holder or subsequent Holder may revoke its consent if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend.

6. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

7. Sinking Fund

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

8. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes.

The Company and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer or exchange of Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

9. Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

10. Optional Redemption

The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at a Redemption Price equal to (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed on the Redemption Date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payment of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, plus 50 basis points, as determined by the Reference Treasury Dealer, plus (B) in each case, accrued and unpaid interest on the Notes to the Redemption Date; provided that if the date fixed for redemption is on a date or after the Record Date and on or before the next following Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the relevant Record Date.

11. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

12. No Recourse Against Others

A director, officer, employee or shareholder, as such, of any Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.

13. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

14. Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The

Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

16. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM

For value received                              hereby sell(s), assign(s) and transfer(s) unto                              (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the second anniversary of the date of original issuance of such Note, the undersigned confirms that such Note is being transferred:

(1)	☐	To Lazard LLC; or

(2)	☐	So long as this Note is eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a Qualified Institutional Buyer within the meaning of Rule l44A, purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A; or

(3)	☐	To an institutional “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act that is acquiring this Note for its own account, or for the account of such an institutional “accredited investor,” in each case in a transaction involving a minimum principal amount of $250,000 of Notes, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act; or

(4)	☐	In an offshore transaction in accordance with Regulation S under the Securities Act; or

(5)	☐	Pursuant to any exemption from registration under the Securities Act; or

(6)	☐	Pursuant to an effective Registration Statement under the Securities Act.

Unless one of the boxes above is checked, the Trustee will refuse to register any of the within Notes in the name of any person other than the registered Holder thereof (or hereof); provided, however, that the Trustee may, in its sole discretion, register the transfer of such Notes if it has received such certifications, legal opinions and/or other information as the Company has required to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

In addition, if box (3), (4) or (5) above is checked, the Holder must furnish to the Trustee certifications, legal opinions or other information as it or the Company may require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:________________

_____________________

_____________________

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended, and is aware that the sale is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature

Dated: _______________

SCHEDULE OF EXCHANGES, REDEMPTIONS, REPURCHASES

CANCELLATIONS AND TRANSFERS

The initial principal amount of this Global Note is $550,000,000. The following increases or decreases in this Global Note have been made:

Date of increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

Annex 1 to

Exhibit A

Form of Certificate to be Delivered in Connection with

Transfers to Institutional Accredited Investors

[Date]

[Trustee]

Attention: Corporate Trust Administration

Dear Sirs:

This certificate is delivered to request a transfer of $             principal amount of the 7.125% Senior Notes Due 2015 (the “Securities”) of Lazard LLC (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) so long as this Security is eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom we reasonably believe is a qualified institutional buyer within the meaning of Rule l44A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (c)

to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a transaction involving a minimum principal amount of $250,000 of securities, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, (d) in an offshore transaction in accordance with Regulation S under the Securities Act, (e) pursuant to any exemption from registration under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (c), (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee. [We certify that we are not, and have not been, an affiliate of the Company.][We certify that we were not an affiliate of the Company at any time during the three months preceding the date of any offer, sale or other transfer of Securities.]

TRANSFEREE:

BY:

Annex 2 to

Exhibit A

Form of Certificate to be Delivered in Connection with

Transfers Pursuant to Regulation S

[Trustee]

Attention: Corporate Trust Administration

Re: Lazard LLC

7.125% Senior Notes Due 2015 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Securities was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is being made during a restricted period, we represent that the sale is not being made to a United States person or for the account or benefit of a United States person.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

TRANSFEREE:

BY
Signature Medallion Guaranteed